Exhibit 99.1

ZBB Energy Corporation Announces De-Listing from
Australian Stock Exchange

Milwaukee, WI – August 8, 2007 – ZBB Energy Corporation (AMEX: ZBB) today announced the voluntary suspension of its securities from trading on the Australian Stock Exchange (ASX), effective from the close of trading today, Australian time. This initiative is undertaken to allow the orderly removal of ZBB from the official list of the ASX to be effective on August 9, 2007.

This planned removal from ASX was approved by ZBB shareholders on February 1, 2007 and was conditional upon the company successfully listing on AMEX, as occurred on June 18, 2007. The company’s securities will now solely be traded on AMEX.

About ZBB Energy Corporation

ZBB Energy Corporation develops and manufactures distributed energy storage solutions based on the Company’s proprietary zinc-bromine rechargeable electrical energy storage technology. The unique, modular construction of the Company’s core 50 kWh product enables ZBB’s battery to be sized and packaged as a fully customized, large format, energy storage system. This scaleable, mobile system is ideally suited for a number of large market applications.

Contact Information:

Robert Parry

Chief Executive Officer

ZBB Energy Corporation

T: 262.253.9800

Email: rparry@zbbenergy.com

Stan Altschuler / Ryan Daniels

Strategic Growth International

T: 212.838.1444

Email: saltschuler@sgi-ir.com